Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Announces Financial Results for Second Quarter 2009

CUPERTINO, Calif., May 21, 2009 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its second quarter, ended Apr. 30, 2009.

Revenue for the second quarter was $71 million, an increase of $3 million, or 4 percent, from the prior quarter, and down $91 million, or 56 percent, from the prior year period.

Net loss for the second quarter was $30 million, or ($0.52) per share, compared to a net loss of $64 million, or ($1.09) per share, last quarter, and net income of $14 million, or $0.23 per share, in the prior year period.

The results for the second quarter included approximately $4 million of charges related to the company’s restructuring actions, as well as a one-time tax adjustment of $1 million. After excluding these charges, Verigy reported a non-GAAP net loss of $25 million, or ($0.44) per share, for its second quarter of fiscal 2009.

A reconciliation between GAAP and non-GAAP operating results is provided following the financial statements that are part of this press release. Non-GAAP results include the impact of stock-based compensation of $4.4 million, but exclude the impact of the restructuring charges and tax adjustment noted above.

“Visibility is still limited, and it is too early to predict a recovery with any certainty,” said Keith Barnes, Verigy chairman, chief executive officer and president. “We believe, however, that the worst is now behind us. In the meantime, we will continue to manage our business with a focus on lowering costs and reducing cash usage, while at the same time investing in new products and markets that we expect will position us well as the industry recovers.”

“Revenue was in-line with our expectations, orders were better than expected, and backlog increased,” said Bob Nikl, Verigy chief financial officer. “Both our gross margin and operating expense profile improved significantly, and we remain on track with our restructuring actions.”

Outlook for Q3 2009

For the third quarter ending July 31, 2009, the company is providing the following outlook:

•	Revenue is expected to grow sequentially 10 percent to 25 percent.

•

Gross margins are expected to improve by two to five points, while operating expenses should remain relatively unchanged. We expect to incur between $4.3 to $4.7 million of share-based compensation expense.

Conference Call and Webcast

Verigy’s management will present more details on its second quarter fiscal year 2009 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q2 FY’09 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s web site for fourteen days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through June 4, 2009. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 79149133.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SoC) test solutions, and memory test solutions for flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Advanced analysis tools accelerate design debug and yield ramp processes for Verigy’s customers. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about lowering costs and reducing cash usage, and our expected revenue, gross margin and operating expenses. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, uncertainty surrounding the timing and strength of the global economic recovery and the impact on our industry, the strength of our customers’ businesses and unforeseen changes in the demand for current and new products and technologies. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. In those filings you will find descriptions of risk factors that could affect our future results. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial results presented on a GAAP basis by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net loss for the quarter ended April 30, 2009 excludes the effects of charges for the company’s previously announced restructuring actions, a favorable adjustment for a non-recurring operating expense, and a one-time income tax charge. Since management finds the non-GAAP information to be useful, the company believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. This information also facilitates management’s internal comparisons to historical operating results as well as to the operating results of its competitors. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

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VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2009	2008	2009	2008
Net revenue:
Products	$42	$122	$75	$285
Services	29	40	64	77

Total net revenue	71	162	139	362
Cost of sales:
Cost of products (*)	30	56	66	135
Cost of services (*)	19	29	42	57

Total cost of sales	49	85	108	192
Operating expenses:
Research and development (*)	20	26	45	51
Selling, general and administrative (*)	28	37	59	76
Restructuring charges	2	—	6	—

Total operating expenses	50	63	110	127
(Loss) income from operations	(28)	14	(79)	43
Interest income and other expense	1	5	3	11
Impairment of investments	—	(2)	(14)	(2)

(Loss) income before income taxes	(27)	17	(90)	52
Provision for income taxes	3	3	4	6

Net (loss) income	$(30)	$14	$(94)	$46

Net (loss) income per share- basic:	$(0.52)	$0.24	$(1.62)	$0.76
Net (loss) income per share- diluted:	$(0.52)	$0.23	$(1.62)	$0.75
Weighted average shares (presented in thousands) used in computing net (loss) income per share:
Basic	58,186	60,009	58,167	59,941
Diluted	58,186	60,663	58,167	60,714

* Share-based compensation expense by function:

Cost of products	$0.5	$0.5	$1.0	$1.0
Cost of services	$0.3	$0.3	$0.6	$0.5
Research and development	$0.5	$0.5	$1.0	$1.0
Selling, general and administrative	$3.1	$2.9	$6.6	$5.6

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	April 30, 2009	October 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$172	$144
Short-term marketable securities	90	196
Trade accounts receivable, net	44	74
Inventory	61	78
Other current assets	40	46

Total current assets	407	538
Property, plant and equipment, net	37	42
Long-term marketable securities	56	71
Goodwill	18	18
Other long-term assets	54	65

Total assets	$572	$734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34	$65
Employee compensation and benefits	29	41
Deferred revenue, current	28	53
Income and other taxes payable	4	3
Other current liabilities	18	34

Total current liabilities	113	196
Long-term liabilities:
Income taxes payable	14	13
Other long-term liabilities	35	36

Total liabilities	162	245
Shareholders’ equity
Ordinary shares, no par value, 58,191,127 and 57,822,242 issued and outstanding at April 30, 2009 and October 31, 2008, respectively
Additional paid in capital	417	406
Retained earnings	10	105
Accumulated other comprehensive loss	(17)	(22)

Total shareholders’ equity	410	489

Total liabilities and shareholders’ equity	$572	$734

VERIGY LTD.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2009	EPS	April 30, 2009	EPS
GAAP net loss	$(30)	(0.52)	$(94)	$(1.62)
Non-GAAP adjustments:
Restructuring charges in cost of sales	2.1	0.03	3.6	0.06
Restructuring charges in operating expenses	2.1	0.04	6.3	0.11
Impairment of auction rate securities	—	—	7.7	0.13
Impairment of cost method investment	—	—	6.2	0.11
Non-Recurring operating expenses	(0.4)	(0.01)	2.6	0.05
Acquisition related charges in cost of sales	—	—	0.2	0.00
Acquisition related charges in operating expenses	—	—	0.2	0.00
Tax impact for transfer of intellectual property	1.2	0.02	1.2	0.02

Non-GAAP net loss	(25)	$(0.44)	$(66)	$(1.14)

	Three Months Ended		Six Months Ended
	April 30, 2008	EPS	April 30, 2008	EPS
GAAP net income	$14	0.23	46	$0.76
Non-GAAP adjustments:
Restructuring charges in cost of sales	(1.2)	(0.01)	(1.0)	(0.01)
Restructuring charges in operating expenses	0.0	0.00	0.2	0.00
Separation related costs in cost of sales	0.0	0.00	0.1	0.00
Acquisition related charges in cost of sales	0.2	0.00	0.3	0.00
Acquisition related charges in operating expenses	(0.1)	0.00	0.0	0.00
Non-Recurring operating expenses	—	0.00	(0.1)	0.00

Non-GAAP net income	$13	$0.22	$46	$0.75